UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Michael J. Marchio was appointed to the Board of Directors of the Registrant, effective November 10, 2007. Mr. Marchio was also appointed to serve on the Audit Committee of the Board of Directors effective November 10, 2007. Additionally, Mr. John J. Hendrickson has advised that he will be extending his service as a member of the Board of Directors and Audit Committee of the Company through November 9, 2007.

There are no arrangements or understandings between Mr. Marchio and any other person pursuant to which he became a director. He is not a party to any transaction with the Registrant that would require disclosure under Item 404(a) of Regulation S-K. He is not a party to any material plan, contract or arrangement that was entered into in connection with his appointment.

A copy of the press release announcing Mr. Marchio’s appointment and Mr. Hendrickson’s extended service is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

September 28, 2007	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 28, 2007.